Exhibit 5.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com
May 27, 2025
Galaxy Digital Inc.
300 Vesey Street
New York, NY 10007
Ladies and Gentlemen:
Galaxy Digital Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 245,062,407 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), which include (i) 2,750,000 shares of Class A Common Stock held by the Selling Stockholders as of the date hereof (the “Outstanding Secondary Shares”), (ii) 213,112,343 shares of Class A Common Stock (the “LP Unit Shares”) issuable upon redemption or exchange of limited partnership units of Galaxy Digital Holdings LP (“GDH LP”) and (iii) 29,200,064 shares of Class A Common Stock (the “Exchange Shares”) issuable upon the exchange of up to (x) $389,250,000 aggregate principal amount of GDH LP’s Exchangeable Senior Notes due 2026 (the “2026 Notes”) and (y) $218,881,000 aggregate principal amount of GDH LP’s Exchangeable Senior Notes due 2029 (the “2029 Notes” and together with the 2026 Notes, the “Notes”), which shares of Class A Common Stock may be sold from time to time by the Selling Stockholders. The LP Units were issued pursuant to the Limited Partnership Agreement of GDH LP (as amended, the “LPA”). The 2026 Notes were issued under an indenture dated as of December 9, 2021 (the “2026 Indenture”), among GDH LP, the Company, Galaxy Digital Holdings Ltd (“GDHL”) and The Bank of New York Mellon, as trustee (the “Trustee”), and the 2029 Notes were issued under an indenture dated as of November 25, 2024, among GDH LP, the Company, GDHL and the Trustee (together with the 2026 Indenture, the “Indentures”).
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof:
1.The Outstanding Secondary Shares have been validly issued and fully paid and are non-assessable.

Galaxy Digital Inc.
2.The LP Unit Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the LPA, will be validly issued, fully paid and non-assessable.
3.The Exchange Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the applicable Indenture, will be validly issued, fully paid and non-assessable.
We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Davis Polk & Wardwell LLP

May 27, 2025 2